UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2014

ORIGINAL SOURCE ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54716	27-0863354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8201 South Santa Fe Drive #229 Littleton, CO	80120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 495-3728

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Change in Control of Registrant.

On March 6, 2014 (the “Closing Date”), Lecia L. Walker (“Walker”) and E. Lynn Atwood (“Atwood” and, collectively with Walker, the “Selling Stockholders”), the owners of an aggregate of 3,500,000 shares of common stock of Original Source Entertainment, Inc. (the “Registrant”), representing approximately 69% of the issued and outstanding common stock of the Registrant (the “Shares”), entered into and performed a Securities Purchase Agreement (the “SPA”) pursuant to which the Selling Stockholders sold the Shares to Amer Samad. Pursuant to the SPA, the Selling Stockholders sold the Shares to Mr. Samad for aggregate consideration of $300,000, or approximately $.0857 per share, less the amount of all liabilities of the Registrant as of the Closing Date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In accordance with the SPA, effective at the Closing Date, Mr. Samad was appointed to serve as the Registrant’s Chief Executive Officer and as a director. In addition, in accordance with the SPA, Walker resigned as an officer of the Registrant and has agreed to resign as a director of the Registrant effective upon compliance by the Registrant with applicable information distribution requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the filing and distribution of a Schedule 14F. Mr. Samad will not initially receive any compensation for his service as the Registrant’s Chief Executive Officer and as a director. Mr. Samad’s appointment to serve as the Registrant’s Chief Executive Officer and as a director is directly related to the SPA. Upon the resignation of Walker as an officer and director of the Registrant, Mr. Samad shall be the sole officer and director of the Registrant.

Except as otherwise disclosed in this Current Report on Form 8-K, there are no other arrangements or understandings between or among Mr. Samad, the Selling Stockholders and their associates with respect to the election of directors or other matters. There are no related party transactions between the Registrant and Mr. Samad that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Background of Director and Officer

Mr. Samad completed his undergraduate degree at the State University of New York at Buffalo with concentrations in Financial Analysis and Marketing. He later studied Real Estate Development and Real Estate Finance at the Massachusetts Institute of Technology and went on to found in November 2007, Samad Holdings & Construction Corp., a real estate development company based in Buffalo, New York that specializes in single-family residential and multi-family development in the United States and Canada. Since January 2013, Mr. Samad has been enrolled in the Masters in Business Administration program at Columbia Business School.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ORIGINAL SOURCE ENTERTAINMENT, INC.
/s/ Amer Samad
Dated: March 12, 2014	By:	Amer Samad
Chief Executive Officer